                                                                     EXHIBIT 11

                            DELTA AIR LINES, INC.
            STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
            FOR THE THREE MONTHS ENDED DECEMBER 31, 1996 AND 1995


                    (in millions except per share amounts)

PRIMARY:                                                          1996          1995
                                                               ----------    -----------
Weighted average shares outstanding                                    74             51
Additional shares assuming
 exercise of stock options                                              -              -
                                                               ----------    -----------
  Average shares outstanding as adjusted                               74             51
                                                               ==========    ===========
Net income                                                     $      125    $        70
Preferred dividends series C                                            -            (20)
Preferred dividends series B                                           (2)            (2)
                                                               ----------    -----------
Net income available to primary shares                         $      123    $        48
                                                               ==========    ===========
Primary earnings per common share                              $     1.66    $      0.93
                                                               ==========    ===========

FULLY DILUTED:

Weighted average shares outstanding                                    74             51
Additional shares assuming:
 Conversion of series C convertible preferred stock                     -             17
 Conversion of series B ESOP convertible
 preferred stock                                                        2              2
 Conversion of 3.23% convertible subordinated notes                     -             10
 Exercise of stock options                                              -              -
                                                               ----------    -----------
  Average shares outstanding as adjusted                               76             80
                                                               ==========    ===========

Net income                                                     $      125    $        70
Interest on 3.23% convertible subordinated
 notes, net of taxes                                                    -              8
Additional required ESOP contribution
 assuming conversion of series B ESOP convertible preferred
 stock, net of taxes                                                   (1)            (1)
                                                               ----------    -----------
Net income available to fully diluted common shares            $      124    $        77
                                                               ==========    ===========

Fully diluted earnings per common share                        $     1.63    $      0.95 *
                                                               ==========    ===========
* Antidilutive

                            DELTA AIR LINES, INC.
            STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
             FOR THE SIX MONTHS ENDED DECEMBER 31, 1996 AND 1995

                     (In millions except per share amounts)

                                                             1996      1995
                                                             -----     -----
PRIMARY:

  Weighted average shares outstanding                           75        51
  Additional shares assuming
    exercise of stock options                                    -         -
                                                             -----     -----
      Average shares outstanding as adjusted                    75        51
                                                             =====     =====


  Net income                                                 $ 363     $ 270
  Preferred dividends series C                                   -       (40)
  Preferred dividends series B                                  (4)       (4)
                                                             -----     -----
  Net income available to primary common shares                359       226
                                                             =====     =====

  Primary earnings  per common share                         $4.77     $4.40
                                                             =====     =====



FULLY DILUTED:

  Weighted average shares outstanding                           75        51
  Additional shares assuming:
   Conversion of series C convertible preferred stock            1        17
   Conversion of series B ESOP convertible
     preferred stock                                             2         3
   Conversion of 3.23% convertible subordinated notes            -        10
   Exercise of stock options                                     -         -
                                                             -----     -----
      Average shares outstanding as adjusted                    78        81
                                                             =====     =====


  Net income                                                 $ 363     $ 270
  Interest on 3.23% convertible subordinated
    notes, net of taxes                                          -        16
  Additional required ESOP contribution
    assuming conversion of series
    B ESOP convertible preferred stock, net of taxes            (2)       (2)
                                                             -----     -----

  Net income available to fully diluted common shares        $ 361     $ 284
                                                             =====     =====

  Fully diluted earnings per  common share                   $4.64     $3.52
                                                             =====     =====

*Antidilutive